Exhibit 99.(14)(b)

February 27, 2013

Touchstone Strategic Trust

Attn: Ms. Terrie Wiedenheft

303 Broadway

Suite 1100

Cincinnati, OH 45202-4203

Enclosed is our manually signed consent relating to the use in the Registration Statement on Form N-14 of our reports dated May 16, 2012 relating to the financial statements and financial highlights which appear in the March 31, 2012 Annual Reports to Shareholders of Old Mutual Focused Fund, hereafter referred to as the “Fund”.

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing of the Fund’s Registration Statement on Form N-14 with the SEC.

Please provide us with an exact copy of the Registration Statement on Form N-14 as electronically filed with the SEC.

Very truly yours,

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

Exhibit 99.(14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 16, 2012, relating to the financial statements and financial highlights which appear in the March 31, 2012 Annual Reports to Shareholders of Old Mutual Focused Fund (one of the Funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in such Registration Statement.

Denver, CO

Feb 27, 2013